Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

AB&T Financial Corporation

We consent to the use of our report Dated March 24, 2009, on the consolidated financial statements included in the 2009 Annual Report on Form 10-K of AB&T Financial Corporation, as included herein, and to the reference to our firm under the heading “Experts” in 1st Financial Service Corporation’s Joint Proxy Statement and Prospectus included in its Registration Statement on Form S-4/A.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

August 7, 2009